                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                  -----------------------------------------



As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-KSB/A, into the Company's previously filed 1990 Stock Option Plan Registration Statement File No. 333-33139, 1994 Stock Option Plan Registration Statement File No. 33-94828 and 1996 Stock Incentive Plan Registration Statement File No.'s 333-33095 and 333-59667.


                                       Arthur Andersen LLP


Los Angeles, California
March 25, 1999

                          INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statements No. 333-33139, 33-94828, 333-33095 and 333-59667 of National Mercantile Bancorp
on Form S-8 of our report dated January 23, 1998, appearing in this Annual Report on Form 10-KSB/A of National Mercantile Bancorp for the year ended December 31, 1998.

DELOITTE & TOUCHE LLP

Los Angeles, California
March 26, 1999